INDEX TO EXHIBITS


   10.1 Letter Employment Agreement dated May 6, 1999, among the Company, Global Marine Corporate Services Inc., and C. Russell Luigs.

   10.2 Second Amendment and Appointment of Successor Trustee Under the Global Marine Executive Deferred Compensation Trust dated as of June 1, 1999, by and between Global Marine Corporate Services Inc. and SEI Trust Company.

   10.3 First Amendment and Appointment of Successor Trustee Under the Global Marine Benefit Equalization Retirement Trust dated as of June 1, 1999, by and between Global Marine Corporate Services Inc. and SEI Trust Company.

   10.4 First Amendment and Appointment of Successor Trustee Under the Global Marine Outside Director Deferred Compensation Trust dated as of June 1, 1999, by and between Global Marine Corporate Services Inc. and SEI Trust Company.

   10.5 Second Amendment to Credit Agreement and Loan Documents, dated as of April 23, 1999, among Global Marine Inc., Various Lending Institutions, Bankers Trust Company, as administrative agent, Skandinaviska Enskilda Banken AB(publ) and Den Norske Bank ASA, New York Branch, as co-agents, and Societe Generale, Southwest Agency, as documentation agent.

   10.6 Second Amendment to Credit Agreement and Loan Documents, dated as of April 23, 1999, among Global Marine Inc., Various Lending Institutions, Bankers Trust Company, as administrative agent, ABN Amro Bank, N.V., Houston Agency, as syndication agent, and Societe Generale, Southwest Agency, as documentation agent.

   10.7 Letter Agreement dated as of June 4, 1999, between Global Marine Inc. and Societe Generale.

   10.8   Loan Agreement dated as of June 4, 1999, between Global
          Marine Inc. and Altair Funding Corporation.

   15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.

   27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Quarterly Report on Form 10-Q being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)